UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 22, 2012

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2012, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, 35,888,534 votes were present in person or by proxy, which represented 84.5% of the total outstanding eligible votes as of the record date of April 25, 2012. Two proposals were before the meeting: (1) the election of six directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified and (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2012.

Both of the proposals were approved. The votes with respect to the proposals are set forth below.

(1)

Elect six directors to serve until the next Annual Meeting of Stockholders:

Name of Director Nominees	Votes For	Votes Withheld

James C. Gale	17,104,880	121,689

Narendra N. Borkar	17,116,780	109,789

Michael Hemric	17,104,215	122,354

Charles Moore	17,033,580	192,989

Joyce Erony	17,073,882	152,687

Bhaskar Chaudhuri	17,099,165	127,404

(2)

Ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2012:

Votes For	Votes Against	Votes Abstain

35,539,267	65,167	4,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: May 25, 2012	By: /s/Jenniffer Collins
Name: Jenniffer Collins
Title: Chief Financial Officer